BLUE CALYPSO EXPANDS IP PORTFOLIO BY PURCHASING MOBILE GAMIFICATION TECHNOLOGY

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Pending patent broadens scope of existing patent family

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New technology, branded DashTAGG, combines online and in-person gaming with physical locations and events

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Partners prepare to beta test DashTAGG

DALLAS, TX – (BUSINESS WIRE) – 9/18/13 – Blue Calypso, Inc., (OTCBB: BCYP), developer of digital innovation products and services for the social media marketplace, increased its intellectual property portfolio by purchasing proprietary mobile gamification technology in an all-stock transaction for approximately $150,000.

Blue Calypso has already applied for one new patent based on the integration of this technology with its own platform. Management expects to further develop the intellectual property purchased as well as file a family of patent applications. This new family of patents combined with Blue Calypso’s existing patents, creates an unprecedented IP portfolio in the social media space.

The mobile technology which was purchased has been rebranded as DashTAGG™ which is a unique social mobile game of “tag” that requires both physical and digital participation. Games can be sponsored by one or more retailers, event sponsors or product manufacturers. To acquire “TAGGs,” players must visit participating retail locations and scan codes. While at these destinations, they may be presented with redeemable in-store offers. Top performers are rewarded for their participation with merchandise, points and badges.

“Adding gamification capabilities to our social amplification suite creates additional opportunities for product development and licensing,” stated Blue Calypso’s Founder and Chief Technology Officer Andrew Levi. “DashTAGG is similar to our other products as it targets entities that use social media and brand advocacy to influence brand awareness; therefore, we can leverage our existing sales and development infrastructure. We believe this transaction is an excellent example of our growth strategy at work and launches Blue Calypso into a unique un-tapped segment of influencer-driven marketing and advertising.”

“Our new technology bridges physical and digital gamification. We believe consumer-facing businesses, such as retailers, restaurants, media & entertainment, sports and major event planners, will seize the opportunity to use DashTAGG to increase in-store foot traffic, visitor-to-buyer conversion rates and influencer advocacy branding. Already, we have secured partners who are committed to beta version testing,” concluded Levi.

About Blue Calypso, Inc.

Blue Calypso, Inc. (OTCBB: BCYP) develops digital innovation products and services for the social media marketplace using its patented IP portfolio. The company enables businesses to employ digital advertising to share and socialize brand content as well as track performance, monitor engagements and gather robust analytics – all at lower costs than traditional marketing. Already, Blue Calypso has attracted a handful of large, well-known consumer facing companies in automotive, retail, travel and consumer goods. Blue Calypso licenses its IP in addition to offering digital innovation services and solutions including SOCIALECHO™, EMGAGE™, POPSHARE™ and DashTAGG™.  For more about the company please visit www.bluecalypso.com

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports filed with the Securities and Exchange Commission.

Investor Relations:

LHA

Cathy Mattison and Kirsten Chapman

415-433-3777

blue@lhai.com